UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2018 (August 7, 2018)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor, New York, NY 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2018, Sequential Brands Group, Inc. (“Sequential” or the “Company”) and certain of its subsidiaries amended its (i) Third Amended and Restated First Lien Credit Agreement (the “Amended BoA Credit Agreement”) with Bank of America, N.A., as administrative agent and collateral agent and the lenders party thereto (the “BoA Facility Loan Parties”) and (ii) the Third Amended and Restated Credit Agreement (the “Amended FS/KKR Credit Agreement”) with Wilmington Trust, National Association, as administrative agent and collateral agent and the lenders party thereto (the “FS/KKR Facility Loan Parties”).

Amended BoA Credit Agreement

The Amended BoA Credit Agreement provides for several five-year senior secured credit facilities, consisting of (i) Tranche A Term Loans in an aggregate principal amount of $150.0 million (the “Amended Tranche A Loans”), (ii) Tranche A-1 Term Loans in an aggregate principal amount of $70.0 million (the “Amended Tranche A-1 Loans” and, together with the Tranche A Loans, the “Amended BoA Term Loans”) and (iii) revolving credit commitments in the aggregate principal amount of $130.0 million (the “Amended Revolving Credit Commitments” and, the loans under the Revolving Credit Commitments, the “Amended Revolving Loans”). On the Closing Date, the total amount outstanding under the Amended BoA Credit Agreement was $335.0 million, including (i) $150.0 million of Amended Tranche A Loans, (ii) $70.0 million of Amended Tranche A-1 Loans and (iii) $115.0 million of Amended Revolving Loans.

The loans under the Amended BoA Credit Agreement bear interest, at the Company’s option, at a rate equal to (i) with respect to the Amended Revolving Loans and the Amended Tranche A Loans (a) the LIBOR rate plus 3.50% per annum or (b) the base rate plus 2.50% per annum and (ii) with respect to the Amended Tranche A-1 Loans (a) the LIBOR rate plus 7.00% per annum or (b) the base rate plus 6.00% per annum. The loans under the Amended BoA Credit Agreement provide for interest rate reductions if certain leverage ratios are achieved, with minimum interest rates equal to (i) with respect to the Amended Revolving Loans and the Amended Tranche A Loans (a) the LIBOR rate plus 3.00% per annum or (b) the base rate plus 2.00% per annum and (ii) with respect to the Amended Tranche A-1 Loans (a) the LIBOR rate plus 6.00% per annum or (b) the base rate plus 5.00% per annum. The undrawn portions of the Revolving Credit Commitments are subject to a commitment fee of 0.375% per annum. The Amended BoA Term Loans will continue to amortize in quarterly installments of $5.0 million.

The Amended BoA Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the BoA Facility Loan Parties and their subsidiaries. Moreover, the Amended BoA Credit Agreement contains financial covenants that require the BoA Facility Loan Parties and their subsidiaries to (i) maintain a positive net income, (ii) satisfy a maximum loan to value ratio initially set at 50.0% (applicable to the Amended Revolving Loans and Amended Tranche A Loans) decreasing over the term of the Amended BoA Credit Agreement until reaching a final maximum loan to value ratio of 42.5% and (iii) satisfy a maximum consolidated first lien leverage ratio, initially set at 3.875:1.00, decreasing over the term of the Amended BoA Credit Agreement until reaching a final maximum ratio of 2.875:1.00 for the fiscal quarter ending September 30, 2022 and thereafter.

The Amended BoA Credit Agreement contains certain customary events of default, including a change of control. If an event of default occurs and is not cured within any applicable grace period or not waived, the agent, at the request of the lenders under the Amended BoA Credit Agreement, must take various actions, including, without limitation, the acceleration of amounts due under the Amended BoA Credit Agreement.

Amended FS/KKR Credit Agreement

The Amended FS/KKR Credit Agreement provides for a five and a half-year $314.0 million senior secured term loan facility.

The loans under the Amended FS/KKR Credit Agreement bear interest, at the Company’s option, at a rate equal to either (i) the LIBOR rate plus 8.75% per annum or (ii) the base rate plus 7.75% per annum. The loans under the Amended FS/KKR Credit Agreement will continue to amortize in quarterly installments of approximately $2.1 million.

The Amended FS/KKR Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the FS/KKR Facility Loan Parties and their subsidiaries. Moreover, the Amended FS/KKR Credit Agreement contains financial covenants that require the FS/KKR Facility Loan Parties and their subsidiaries to satisfy (i) a maximum consolidated total leverage ratio, initially set at 7.25:1.00, decreasing over the term of the Amended FS/KKR Credit Agreement until reaching a final maximum ratio of 6.25:1.00 for the fiscal quarter ending September 30, 2022 and thereafter and (ii) a maximum consolidated first lien leverage ratio, initially set at 3.875:1.00, decreasing over the term of the Amended FS/KKR Credit Agreement until reaching a final maximum ratio of 2.875:1.00 for the fiscal quarter ending September 30, 2022 and thereafter.

The Amended FS/KKR Credit Agreement contains certain customary events of default, including a change of control. If an event of default occurs and is not cured within any applicable grace period or is not waived, the agent, at the request of the lenders under the Amended FS/KKR Credit Agreement, is required to take various actions, including, without limitation, the acceleration of amounts due thereunder.

Item 2.02. Results of Operations and Financial Condition.

On August 8, 2018, Sequential issued a press release reporting its results of operations for the second quarter ended June 30, 2018. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

As noted in the press release, Sequential has provided certain non–U.S. generally accepted accounting principles (“GAAP”) financial measures and a reconciliation of the non–U.S. GAAP measures to U.S. GAAP measures. Sequential believes these non-U.S. GAAP financial measures provide useful information to investors because they allow for a more direct understanding of Sequential’s business. Readers should consider non–U.S. GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP.

The information contained herein and in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

The information set forth in Item 2.02 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to Third Amended and Restated First Lien Credit Agreement, dated as of August 7, 2018, between Sequential Brands Group, Inc., certain subsidiaries of Sequential Brands Group, Inc. named therein, Bank of America, N.A., as administrative agent and collateral agent and the lenders party thereto.

10.2	First Amendment to Third Amended and Restated Credit Agreement, dated as of August 7, 2018, between Sequential Brands Group, Inc., certain subsidiaries of Sequential Brands Group, Inc. named therein, Wilmington Trust, National Association, as administrative agent and collateral agent and the lenders party thereto.

99.1	Press release issued by Sequential on August 8, 2018 reporting second quarter 2018 results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: August 8, 2018	By:	/s/ Peter Lops
	Name:	Peter Lops
	Title:	Chief Financial Officer